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                                                                   Exhibit 10.13

                            GENERAL AUTOMATION, INC.

                        1991 DIRECTORS' STOCK OPTION PLAN

                            Adopted January 17, 1991

                  Approved by Stockholders on February 20, 1991

              As Amended by an Amendment Approved by the Board on
               March 7, 1994 and by Stockholders on April 7, 1994



            1. PURPOSE.

               (a) The purpose of the 1991 Directors' Stock Option Plan (the "Plan") is to provide a means by which each director of GENERAL AUTOMATION, INC. (the "Company") who is not otherwise an employee of the Company, Sanderson Electronics PLC ("Sanderson") or any Affiliate of the Company or Sanderson and has not been an employee of the Company, Sanderson or any Affiliate of the Company or Sanderson for all or part of the preceding fiscal year of the Company (each such person being hereafter referred to as "Non-Employee Director") may be given an opportunity to purchase stock of the Company.

               (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company or Sanderson as those terms are defined in Section 425(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

               (c) The Company, by means of the Plan, seeks to retain the services of persons now employed as Non-Employee Directors of the Company,


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to secure and retain the services of persons capable of serving in such capacity, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

               (d) The Company intends that the options issued under the Plan not be incentive stock options as that term is used in Section 422A of the Code.

            2. ADMINISTRATION.


               (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

               (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                   (1) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                   (2) To amend the Plan as provided in paragraph 11.


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                   (3) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

               (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members of the Board (the "Committee"), all of the members of which Committee shall be persons who in the opinion of counsel to the Company are "disinterested persons" within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

            3. SHARES SUBJECT TO THE PLAN.

               (a) Subject to the provisions of paragraph 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate two hundred thousand (200,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.


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               (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

            4. ELIGIBILITY. Options shall be granted only to Non-Employee Directors the Company.

            5. NON-DISCRETIONARY GRANTS. Upon approval by the Company's stockholders of the amendment of this Section 5 to read as herein set forth, each person who is then a Non-Employee Director and has theretofore received an option under this Plan, shall automatically be granted an additional option to purchase thirty thousand (30,000) shares of the Company's common stock. All other Non-Employee Directors shall automatically be granted an option to purchase fifty thousand (50,000) shares of the Company's common stock upon the later to occur of (1) the date of the approval by the Company's stockholders of the amendment of this Section 5 to read as herein set forth, or the (2) date on which such person first becomes a director of the Company, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

            6. OPTION PROVISIONS. Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:


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               (a) The term of each option shall be ten (10) years from the date it was granted.

               (b) The exercise price of each option shall be the fair market value of the stock subject to such option on the date the option is granted.

               (c) The purchase price of stock acquired pursuant to an option shall be paid in cash or check at the time the option is exercised.

               (d) An option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

               (e) Each option shall become exercisable (i.e., "vest") in one installment on the date six (6) months after the date on which such option was granted.

               (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 6(d), as a condition of exercising any such option: (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the


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"Securities Act"), or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

               (g) An option shall terminate three (3) months after termination of the optionee's directorship with the Company unless such termination is due to such person's permanent and total disability, within the meaning of Section 422A(c)(7) of the Code, in which case the option may be exercised at any time within one (1) year following termination of such directorship; or the optionee dies while serving as a director of the Company or within not more than three
(3) months after termination of such directorship, in which case the option may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution. This subparagraph 6(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's directorship.

            7. COVENANTS OF THE COMPANY.

               (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.


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               (b) The Company shall seek to obtain from each regulatory
commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

            8. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

            9. MISCELLANEOUS.

               (a) Neither an optionee nor any person to whom an option is transferred under subparagraph 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

               (b) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's


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fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the by-laws of the Company.

               (c) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible optionee any right to continue acting as a director of the Company or shall affect the right of the Company to terminate the directorship of any eligible optionee with or without cause.

           10. ADJUSTMENT UPON CHANGES IN STOCK.

               (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

               (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the


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extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

           11. AMENDMENT OF THE PLAN.

               (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment requires stockholder approval in order for the Plan to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

               (b) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (1) the Company requests the consent of the person to whom the option was granted and (2) such person consents in writing.

           12. TERMINATION OR SUSPENSION OF THE PLAN.

               (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 1, 2001. No options may be granted under the Plan while the Plan is suspended or after it is terminated.


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               (b) Rights and obligations under any option granted while the
Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

           13. EFFECTIVE DATE OF PLAN. The Plan shall become effective on the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier.




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